BRITISH COLUMBIA

NUMBER: **317518**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

ANNOVA BUSINESS GROUP INC.

has this day changed its name to

CAPITAL ALLIANCE GROUP INC.

Issued *under my hand at Victoria, British Columbia on November 27, 1998*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA